                                                                            Exhibit 10.1

THIRD AMENDMENT TO RIGHTS AGREEMENT

THIRD AMENDMENT, dated as of September 22, 2006 (this "Amendment") to the Rights Agreement dated as of August 19, 1999, and as amended as of September 19, 2001 and December 13, 2002 (as amended, the "Agreement") between Talk America Holdings, Inc. (formerly Talk.com, Inc.), a Delaware corporation (the "Company"), and Stocktrans, Inc.(the "Rights Agent") (as successor to First City Transfer Company, a Delaware corporation).

WHEREAS, the parties hereto previously executed and delivered the Agreement;

WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger immediately following the execution and delivery hereof (as amended from time to time, the "Merger Agreement") by and among Cavalier Telephone Corporation, a Delaware corporation (“Buyer”), Cavalier Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of CavTel Holdings, LLC, a Delaware limited liability company of which Buyer is the sole member, and the Company, providing for the merger (the "Merger") of the Merger Sub with and into the Company, with the Company continuing as the surviving corporation;

WHEREAS, the Board of Directors of the Company has approved, authorized and adopted the Merger Agreement and the transactions contemplated thereby;

WHEREAS, the Board of Directors of the Company has determined, in connection with the execution of the Merger Agreement, that it is desirable to amend the Agreement to exempt the Merger Agreement, the execution thereof and the transactions contemplated thereby, including, without limitation, the Merger, from the application of the Agreement as set forth in this Amendment;

WHEREAS, pursuant to the terms of the Agreement, the Company and the Rights Agent may, prior to the Distribution Date (as defined in the Agreement), if the Company so directs, supplement or amend any provision of the Agreement without the approval of any holders of certificates representing shares of Common Stock of the Company.

WHEREAS, no Person has, to the knowledge of the Company, as of the time immediately prior to this Amendment become an Acquiring Person, the Distribution Date has not yet occurred, and the Company and the Rights Agent have agreed at the direction of the Company to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. CERTAIN DEFINITIONS. Capitalized terms used but not defined in this Amendment are used with the meanings ascribed to such terms in the Agreement.

SECTION 2. AMENDMENTS TO AGREEMENT. The Agreement is hereby amended generally to provide that neither (A) the execution and delivery of that certain Agreement and Plan of Merger dated as of September 22, 2006 (as amended from time to time, the "Merger Agreement") by and among Cavalier Telephone Corporation, a Delaware corporation (“Buyer”), Cavalier Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of CavTel Holdings, LLC, a Delaware limited liability company of which Buyer is the sole member, and the Company nor (B) the consummation of the Merger (as defined herein) or any of the other transactions contemplated by the Merger Agreement shall give rise to any rights, or the issue of any Rights, under the Agreement, and without limitation of the foregoing, the Agreement is hereby further amended as follows:

(a) The definition of "Acquiring Person" in Section 1(a) of the Agreement is amended to insert the following as clause (i), and reorder the clauses following such added clause accordingly:

"(i) (x) any of Cavalier Telephone Corporation, a Delaware corporation ("Buyer"), and Cavalier Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Buyer ("Merger Sub"), who, notwithstanding anything in this Agreement to the contrary, shall be deemed not to be an Acquiring Person or an Affiliate of any Acquiring Person, either individually or collectively, solely as a result of either (A) the execution and delivery of that certain Agreement and Plan of Merger, dated as of September 22, 2006 (as amended from time to time in accordance with its terms with the approval of the Board of Directors of the Company, the "Merger Agreement"), by and among Buyer, Merger Sub and the Company, or (B) the consummation of the Merger contemplated by, and defined in, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement, and only until the earlier of the consummation of such Merger and the termination of the Merger Agreeement, and (y) any Affiliate of Associate of either Buyer or Merger Sub if and so long as such Buyer or Merger Sub, as the case may be, is deemed not to be an Acquiring Person pursuant to subclause (x) of this clause (y);".

(b) The definition of "Section 11(a)(ii) Event" in Section 1(x) (before giving effect to the reordering of section references as contemplated by Section 2(e) of this Amendment) of the Agreement is amended to add the following at the end of the sentence prior to the period:

"; provided, however, that, notwithstanding anything in this Agreement to the contrary, a Section 11(a)(ii) Event shall be deemed not to have occurred solely as a result of (x) the execution and delivery of the Merger Agreement or (y) the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement".

(c) The definition of "Section 13 Event" in Section 1(z) (before giving effect to the reordering of section references as contemplated by Section 2(e) of this Amendment) of the Agreement is amended to add the following at the end of the sentence prior to the period:

"; provided, however, that, notwithstanding anything in this Agreement to the contrary, a Section 13 Event shall be deemed not to have occurred solely as a result of (x) the execution and delivery of the Merger Agreement or (y) the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement".

(d) The definition of "Stock Acquisition Date" in Section 1(bb) (before giving effect to the reordering of section references as contemplated by Section 2(e) of this Amendment) of the Agreement is amended to add the following sentence at the end thereof:

"Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall be deemed not to have occurred solely as a result of (A) the execution and delivery of the Merger Agreement or (B) the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement."

(e) The following definition is added to Section 1 of the Agreement and the definitions following such added definition shall be deemed to be reordered accordingly:

(s) "Merger" shall mean the merger of Merger Sub with and into the Company in accordance with the terms and conditions of the Merger Agreement."

(f) Section 3(a) of the Agreement is amended to add the following sentence at the end thereof:

"Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall be deemed not to have occurred solely as the result of (i) the execution and delivery of the Merger Agreement or (ii) the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement."

(g) Section 7(a) of the Agreement is restated and amended in its entirety to provide:

"(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one three-hundredths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the time immediately prior to the Effective Time (as such term is defined in the Merger Agreement, (ii) the Final Expiration Date, or (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i), (ii) and (iii) being herein referred to as the "Expiration Date")."

SECTION 3. INTERPRETATION. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby.

SECTION 4. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first written above. Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

SECTION 5. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes of this Amendment shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State without giving effect to the conflict or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction.

SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

TALK AMERICA HOLDINGS, INC.

By: /s/ Aloysius T. Lawn IV

Name: Aloysius T. Lawn IV

Title: EVP - General Counsel and Secretary

STOCKTRANS, INC.

By: /s/ Robert J. Winterle

Name: Robert J. Winterle

Title: Vice President